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                                                                  Exhibit 10(69)



                    Amendment dated as of November 15, 2000,
               to the Harrah's Entertainment, Inc. ("the Company")
                     Deferred Compensation Plan (the "Plan")



      Pursuant to approval granted by the Human Resources Committee of the Company's Board of Directors, Section 2.1 of the Plan is amended by adding the following language at the end thereof:

      "Provided, however, that no Cash Bonus, Base Salary, or Directors Fees payable after March 31, 2001, shall be deferred into the Plan."

      IN WITNESS WHEREOF, this amendment has been executed as of the 15th day of November, 2000.


                                    /s/ ELAINE LO
                                    -----------------------------
                                    Elaine Lo, Vice President
                                    Compensation and Benefits